Exhibit 99.1

The shares of common stock, par value $0.01, of Talos Energy, Inc. (the “Issuer”) reported as beneficially owned are held of record by: (i) AP Talos Energy LLC (“AP Talos”) and (ii) AP Talos Energy Debtco LLC (“Debtco”).

Apollo Talos Holdings, L.P. (“Holdings”); is the managing member of AP Talos and the manager of Debtco. Apollo Management VII, L.P (“Management VII”) is the co-investment manager to Holdings. AIF VII Management, LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, L.P. (“Apollo Management”) is the sole member manager of AIF VII. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.

Apollo Commodities Management, L.P., with respect to Series I (“Commodities Management”) is the co-investment manager to Holdings. Apollo Commodities Management GP, LLC (“Commodities Management GP”) is the general partner of Commodities Management.

Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP and Commodities Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP.

Each of AP Talos and Debtco disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by the other, and each of Holdings, Management VII, AIF VII, Apollo Management, Management GP, Commodities Management, Commodities Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by AP Talos or Debtco, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of AP Talos, Debtco, and Holdings is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Management VII, AIF VII, Apollo Management, Management GP, Commodities Management, Commodity Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.